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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 27, 1997
                        (Date of earliest event reported)




                          CITIZENS BANKING CORPORATION
             (Exact name of registrant as specified in its charter)


           Michigan                  0-10535                  38-2378932
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
       of incorporation)                                 Identification Number)


                     328 S. Saginaw Street, Flint, Michigan
                    (Address of principal executive offices)



                                 (810) 766-7500
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On October 17, 1997, Citizens Banking Corporation announced that the Board of Directors approved a 3-for-2 stock split with respect to its common stock ("Common Stock"), which was effected in the form of a dividend payable to shareholders of record on October 27, 1997 ("Stock Split"). The Stock Split was paid on November 18, 1997.

          In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended ("Securities Act"), the number of shares of Common Stock registered for sale under the Securities Act by Registration Statement No. 333-99455 filed on Form S-8 with the Securities and Exchange Commission on August 2, 1996 ("Registration Statement") will be deemed to be increased by the Stock Split to cover the additional shares resulting from the application of the Stock Split to the registered shares of Common Stock remaining unsold under the Registration Statement as of November 18, 1997.

          The Registration Statement, which incorporates this current report on Form 8-K, is hereby amended pursuant to Rule 416(b) promulgated under the Securities Act to increase the number of shares of the Common Stock by 600,000 additional shares which are issuable as a consequence of the Stock Split.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CITIZENS BANKING CORPORATION





                                            By: Thomas W. Gallagher
                                                -------------------------------
Dated: July 15, 1998                        Name: Thomas W. Gallagher
       --------                             Title: Senior Vice President,
                                                   General Counsel & Secretary